Exhibit 10.1

SECOND AMENDMENT TO

SENIOR CONVERTIBLE NOTE Purchase Agreement

April 13, 2020

This Amendment to Convertible Note Purchase Agreement (this “Amendment”) is entered into as of the date first written above by and among Coherus BioSciences, Inc., a Delaware corporation (the “Company”) and the undersigned holders (each a “Holder” and collectively, the “Holders”) that are parties to that certain Senior Convertible Note Purchase Agreement, dated as of February 29, 2016, by and among the Company and the holders named therein (as amended, the “Note Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Note Purchase Agreement.

RECITALS

WHEREAS, pursuant to Section 13.01 of the Note Purchase Agreement, any term of the Note Purchase Agreement may be amended with the written consent of the Company, the Guarantors and each Holder affected thereby.

WHEREAS, any waiver or amendment effected in accordance with Section 13.01 of the Note Purchase Agreement shall be binding upon each party to the Note Purchase Agreement and each Holder (including each future Holder, regardless of whether such future Holder is a party hereto).

NOW THEREFORE BE IT RESOLVED, that the Note Purchase Agreement is hereby amended pursuant to Section 13.01 of the Note Purchase Agreement as follows:

ARTICLE I.

AMENDMENT

The definition of Restricted Payment in Section 1.01 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Company or its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interest of the Company or its Subsidiaries; provided, however, that the following will not constitute a Restricted Payment: (a) a dividend, distribution or payment consisting solely of, or made solely with the net cash proceeds of a substantially concurrent sale of, Equity Interests of the Company (other than Disqualified Capital Stock); (b) the repurchase of any Equity Interests deemed to occur upon the exercise of stock options or similar instruments to the extent such Equity Interests represent a portion of the exercise price of such stock options or interests; (c) the payment of cash in lieu of issuing or delivering any fractional share of Common Stock or other Equity Interest; (d) any Dividend or distribution by a Subsidiary of the Company on its Equity Interests; (e) any payment (including premium) to a counterparty under a Permitted Bond Hedge Transaction in accordance with the definition thereof; and (f) any other dividend, distribution or payment that does not exceed fifteen million dollars ($15,000,000) in the aggregate since the date of this Agreement.

Section 1.01 of the Note Purchase Agreement is hereby amended by adding the following defined term:

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Common Stock (or other securities or property following a merger event or other change of the Common Stock) purchased by the Issuer in connection with the issuance of any Indebtedness by the Issuer that is convertible into or exchangeable for Common Stock; provided, that, the purchase price for such Permitted Bond Hedge Transaction does not exceed the net cash proceeds received by the Issuer from the issuance of such Indebtedness in connection with such Permitted Bond Hedge Transaction.

Article ii.
CONDITIONS TO EFFECTIVENESS

This Amendment shall be effective as of the date hereof upon the Company having received the duly executed signatures page of this Amendment from each of the parties hereto.

ARTICLE III.
Acknowledgement and Consent

Each of the parties hereto hereby acknowledges that he has reviewed the terms and provisions of the Note Purchase Agreement and this Amendment and consents to the amendment of the Note Purchase Agreement effected pursuant to this Amendment.

ARTICLE IV.
Miscellaneous

Section 4.1     Notes. Each certificate representing any Note issued pursuant to the Note Purchase Agreement on or after the date of this Amendment will contain terms that are consistent with this Amendment.

Section 4.2     Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Section 4.3     Governing Law. This Amendment shall be governed by and construed and interpreted under the laws of the State of New York.

Section 4.4     Execution in Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart. A facsimile or electronic mail transmission of this Amendment bearing a signature on behalf of a party hereto shall be legal and binding on such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

COHERUS BIOSCIENCES, INC. as the Company

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	Chief Executive Officer

Coherus Intermediate Corp. as a Guarantor

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	Chief Executive Officer

Intekrin Therapeutics Inc.
as a Guarantor

By:	/s/ Dennis M. Lanfear
Name:	Dennis M. Lanfear
Title:	Chief Executive Officer

Signature Page to the

Second Amendment to Senior Convertible Note Purchase Agreement

Healthcare Royalty Partners III, L.P. as a Holder By: Healthcare Royalty GP III, LLC, its general partner

By:	/s/ Clarke B. Futch
Name:	Clarke B. Futch
Title:	Managing Partner

Signature Page to the

Second Amendment to Senior Convertible Note Purchase Agreement

KKR Biosimilar L.P. as a Holder By: KKR Biosimilar GP LLC, its General Partner

By:	/s/ Ali Satvat
Name:	Ali Satvat
Title:	Partner

Signature Page to the

Second Amendment to Senior Convertible Note Purchase Agreement